Corporations Section              [SEAL]                     Geoffrey S. Connor
P.O. Box 13697                                               Secretary of State
Austin, Texas 78711-3697



                        Office of the Secretary of State


                          CERTIFICATE OF INCORPORATION
                                       OF


                                  Live On, Inc
                            Filing Number: 800277370


The undersigned, as Secretary of State of Texas, hereby certifies that Articles of Incorporation for the above named corporation have been received in this office and have been found to conform to law.

Accordingly, the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of incorporation.

Issuance of this Certificate of Incorporation does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated: 12/08/2003

Effective: 12/08/2003



[STATE OF TEXAS SEAL]
                                                        /s/  Geoffrey S. Connor
                                                             Geoffrey S. Connor
                                                             Secretary of State




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Prepared by: Brent Bowen